Exhibit 99.1

LANTRONIX REPORTS RESULTS FOR THE SECOND FISCAL QUARTER ENDED DECEMBER 31, 2008

IRVINE, Calif., February 4, 2009 -- Lantronix, Inc. (NASDAQ: LTRX), a leading provider of secure, remote device networking and data center management technologies, today announced financial results for the second fiscal quarter ended December 31, 2008.

Financial Highlights for the Six Months ended December 31, 2008

•	Net revenue was $27.1 million for the six months ended December 31, 2008, a decrease of $1.2 million or 4%, compared to $28.3 million for the six months ended December 31, 2007;

•	Device networking net revenue was $25.9 million for the six months ended December 31, 2008 compared to $25.9 million for the six months ended December 31, 2007;

•
Gross profit margin was 53.4% for the six months ended December 31, 2008, compared to 50.5% for the six months ended December 31, 2007. The increase in gross profit margin percent was primarily attributable to lower personnel-related costs as a result of restructuring activities and lower inventory reserve costs;

•
GAAP operating expenses were $14.3 million for the six months ended December 31, 2008, a decrease of $840,000 or 6%, compared to $15.2 million for the six months ended December 31, 2007. GAAP operating expenses for the six months ended December 31, 2008 included restructuring charges of $721,000;

•	Non-GAAP operating expenses were $12.3 million for the six months ended December 31, 2008, a decrease of $2.1 million or 15%, compared to $14.3 million for the six months ended December 31, 2007;

•
GAAP net income was $36,000, or $0.00 per share, for the six months ended December 31, 2008, compared to a GAAP net loss of $670,000, or ($0.01) per share, for the six months ended December 31, 2007. GAAP net income for the six months ended December 31, 2008 included restructuring charges of $721,000. GAAP net loss for the six months ended December 31, 2007 included other income of $104,000 related to the sale of an investment and a benefit for income taxes of $147,000;

•
Non-GAAP net income was $2.3 million, or $0.04 per share, for the six months ended December 31, 2008, compared to a non-GAAP net income of $90,000, or $0.00 per share,  for the six months ended December 31, 2007;

•	Cash and cash equivalents were $9.2 million as of December 31, 2008, an increase of $1.7 million compared to $7.4 million as of June 30, 2008;

•	Working capital was $7.9 million as of December 31, 2008, an increase of $2.2 million compared to $5.7 million as of June 30, 2008.

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Financial Highlights for the Second Fiscal Quarter ended December 31, 2008

•	Net revenue was $12.9 million for the second fiscal quarter of 2009, a decrease of $2.4 million or 16%, compared to $15.3 million for the second fiscal quarter of 2008;

•	Device networking net revenue was $12.4 million for the second fiscal quarter of 2009, a decrease of $1.8 million or 13%, compared to $14.2 million for the second fiscal quarter of 2008;

•
Gross profit margin was 53.9% for the second fiscal quarter of 2009, compared to 51.5% for the second fiscal quarter of 2008. The increase in gross profit margin percent was primarily attributable to lower personnel-related costs as a result of restructuring activities and lower inventory reserve costs;

•
GAAP operating expenses were $7.0 million for the second fiscal quarter of 2009, a decrease of $97,000 or 1%, compared to $7.1 million for the second fiscal quarter of 2008. GAAP operating expenses for the second fiscal quarter ended December 31, 2008 included a restructuring charge of $128,000;

•	Non-GAAP operating expenses were $6.0 million for the second fiscal quarter of 2009, a decrease of $778,000 or 11%, compared to $6.8 million for the second fiscal quarter of 2008;

•
GAAP net loss was $148,000, or ($0.00) per share, for the second fiscal quarter of 2009, compared to GAAP net income of $983,000, or $0.02 per share, for the second fiscal quarter of 2008. GAAP net loss for the second fiscal quarter of 2009 included a restructuring charge of $128,000. GAAP net income for the second fiscal quarter ended December 31, 2007 included other income of $104,000 related to the sale of an investment and a benefit for income taxes of $168,000;

•
Non-GAAP net income was $1.0 million, or $0.02 per share, for the second fiscal quarter of 2009 compared to non-GAAP net income of $1.2 million, or $0.02 per share, for the second fiscal quarter of 2008;

•	Cash and cash equivalents were $9.2 million as of December 31, 2008, an increase of $934,000 compared to $8.2 million as of September 30, 2008;

•	Working capital was $7.9 million as of December 31, 2008, an increase of $487,000 compared to $7.4 million as of September 30, 2008.

“While we experienced a decrease in net revenue largely as a result of the global economy, our restructuring last summer and ongoing cost cutting efforts have created a leaner more responsive Lantronix and improved gross margins. Consequently, we are pleased to report non-GAAP earnings of $1.0 million and a $934,000 increase in our cash balance for the second fiscal quarter ended December 31, 2008,” said Jerry Chase, President and CEO. “In addition to our focus on profitability and positive cash flow, we continue to improve and expand our product lines. We are excited about our recently announced EDS 8 and 16 Port device servers, and we look forward to launching new, customer-driven products throughout calendar 2009.”

Financial Results for the Six Months ended December 31, 2008

Net revenue was $27.1 million for the six months ended December 31, 2008, a decrease of $1.2 million or 4%, compared to $28.3 million for the six months ended December 31, 2007.

Device networking net revenue was $25.9 million for the six months ended December 31, 2008 compared to $25.9 million for the six months ended December 31, 2007.

Net revenue for the Americas region was $16.0 million for the six months ended December 31, 2008, a decrease of 5%, compared to $16.8 million for the six months ended December 31, 2007. Net revenue for the EMEA region was $7.5 million for the six months ended December 31, 2008 compared to $7.5 million for the six months ended December 31, 2007. Net revenue for the Asia Pacific region was $3.6 million for the six months ended December 31, 2008, a decrease of 8%, compared to $4.0 million for the six months ended December 31, 2007. As a percentage of net revenues, the Americas, EMEA and Asia Pacific regions were 59%, 28% and 13%, respectively, for the six months ended December 31, 2008 compared to 60%, 26% and 14%, respectively, for the six months ended December 31, 2007.

Gross profit margin was 53.4% for the six months ended December 31, 2008, compared to 50.5% for the six months ended December 31, 2007. The increase in gross profit margin percent was primarily attributable to lower personnel-related costs as a result of restructuring activities and lower inventory reserve costs.

Selling, general and administrative expense was $10.5 million for the six months ended December 31, 2008, a decrease of $1.1 million or 9%, compared to $11.6 million for the six months ended December 31, 2007.

Research and development expense was $3.1 million for the six months ended December 31, 2008, a decrease of $474,000 or 13%, compared to $3.5 million for the six months ended December 31, 2007.

GAAP operating expenses were $14.3 million for the six months ended December 31, 2008, a decrease of $840,000 or 6%, compared to $15.2 million for the six months ended December 31, 2007. GAAP operating expenses for the six months ended December 31, 2008 included restructuring charges of $721,000.

Non-GAAP operating expenses were $12.3 million for the six months ended December 31, 2008, a decrease of $2.1 million or 15%, compared to $14.3 million for the six months ended December 31, 2007.

GAAP net income was $36,000, or $0.00 per share, for the six months ended December 31, 2008, compared to a GAAP net loss of $670,000, or ($0.01) per share, for the six months ended December 31, 2007. GAAP net income for the six months ended December 31, 2008 included restructuring charges of $721,000. GAAP net income for the six months ended December 31, 2007 included other income of $104,000 related to the sale of an investment and a benefit for income taxes of $147,000.

Non-GAAP net income was $2.3 million, or $0.04 per share, for the six months ended December 31, 2008, compared to a non-GAAP net income of $90,000, or $0.00 per share, for the six months ended December 31, 2007.

Financial Results for the Second Fiscal Quarter ended December 31, 2008

Net revenue was $12.9 million for the second fiscal quarter of 2009, a decrease of $2.4 million or 16%, compared to $15.3 million for the second fiscal quarter of 2008.

Device networking net revenue was $12.4 million for the second fiscal quarter of 2009, a decrease of $1.8 million or 13%, compared to $14.2 million for the second fiscal quarter of 2008.

Net revenue for the Americas region was $7.5 million for the second fiscal quarter of 2009, a decrease of 16%, compared to $8.9 million for the second fiscal quarter of 2008. Net revenue for the EMEA region was $3.7 million for the second fiscal quarter of 2009, a decrease of 11%, compared to $4.1 million for the second fiscal quarter of 2008. Net revenue for the Asia Pacific region was $1.7 million for the second fiscal quarter of 2009, a decrease of 25%, compared to $2.2 million for the second fiscal quarter of 2008. As a percentage of net revenues, the Americas, EMEA and Asia Pacific regions were 59%, 28% and 13%, respectively, for the second fiscal quarter of 2009 compared to 58%, 27% and 15%, respectively, for the second fiscal quarter of 2008.

Gross profit margin was 53.9% for the second fiscal quarter of 2009, compared to 51.5% for the second fiscal quarter of 2008. The increase in gross profit margin percent was primarily attributable to lower personnel-related costs as a result of restructuring activities and lower inventory reserve costs.

Selling, general and administrative expense was $5.3 million for the second fiscal quarter of 2009 compared to $5.3 million for the second fiscal quarter of 2008.

Research and development expense was $1.5 million for the second fiscal quarter of 2009 compared to $1.8 million for the second fiscal quarter of 2008.

GAAP operating expenses were $7.0 million for the second fiscal quarter of 2009 compared to $7.1 million for the second fiscal quarter of 2008. GAAP operating expenses for the second fiscal quarter of 2009 included a restructuring charge of $128,000.

Non-GAAP operating expenses were $6.0 million for the second fiscal quarter of 2009, a decrease of $778,000 or 11%, compared to $6.8 million for the second fiscal quarter of 2008.

GAAP net loss was $148,000, or ($0.00) per share, for the second fiscal quarter of 2009 compared to GAAP net income of $983,000, or $0.02 per share, for the second fiscal quarter of 2008. GAAP net loss for the second fiscal quarter of 2009 included a restructuring charge of $128,000. GAAP net income for the second fiscal quarter ended December 31, 2007 included other income of $104,000 related to the sale of an investment and a benefit for income taxes of $168,000.

Non-GAAP net income was $1.0 million, or $0.02 per share, for the second fiscal quarter of 2009 compared to non-GAAP net income of $1.2 million, or $0.02 per share, for the second fiscal quarter of 2008.

Balance Sheet Highlights

Cash and cash equivalents were $9.2 million as of December 31, 2008, an increase of $1.7 million compared to $7.4 million as of June 30, 2008 and an increase of $934,000 compared to $8.2 million as of September 30, 2008.

Total receivables, which include accounts receivable, net, and contract manufacturers’ receivable, were $3.3 million as of December 31, 2008, a decrease of $1.6 million compared to $4.8 million as of June 30, 2008 and a decrease of $400,000 compared to $3.7 million as of September 30, 2008.

Inventories, net, were $8.1 million as of December 31, 2008, compared to $8.0 million as of June 30, 2008 and $8.1 million as of September 30, 2008.

Accounts payable were $6.5 million as of December 31, 2008, a decrease of $1.2 million compared to $7.7 million as of June 30, 2008 and an increase of $96,000 compared to $6.4 million as of September 30, 2008.

Working capital was $7.9 million as of December 31, 2008, an increase of $2.2 million compared to $5.7 million as of June 30, 2008 and an increase of $487,000 compared to $7.4 million as of September 30, 2008.

NASDAQ Listing Compliance

On December 23, 2008, the Company received written notification that the Nasdaq Stock Market ("NASDAQ") has extended the suspension period related to the enforcement of the rules requiring a minimum $1 closing bid price or a minimum market value of publicly held shares for an additional three months. NASDAQ has said that it will not take any action to delist any security for these concerns during the suspension period. NASDAQ has stated that this suspension will remain in effect until Monday, April 20, 2009. As a result of this suspension, the Company now has until June 26, 2009 to regain compliance with the minimum bid price rule. The Company previously had until March 26, 2009 to regain compliance with the minimum bid price rule.

The NASDAQ letter has no effect on the listing of the Common Stock at this time. If the Company is not able to demonstrate compliance with the listing standards by June 26, 2009 Lantronix will be notified that its common stock will be delisted. At that time, the Company may appeal the determination to delist its common stock.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP operating expenses consist of operating expenses excluding share-based compensation, depreciation and amortization, litigation settlement, and restructuring charges, as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the company's core operating performance.

Non-GAAP net income (loss) consists of net income (loss) excluding share-based compensation, depreciation and amortization, litigation settlement, restructuring charges, interest income (expense), other income (expense), income tax provision (benefit), as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the Company's core operating performance.

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Conference Call and Webcast

Management will conduct a conference call with simultaneous webcast on Wednesday, February 4, 2009 at 5:00 p.m. Eastern time. President and Chief Executive Officer Jerry Chase and Chief Financial Officer Reagan Sakai will be on the call to discuss the first fiscal quarter results and answer questions.

Interested parties may participate in the live conference call by dialing 866-831-6162 (international dial-in 617-213-8852) and entering passcode 5605-1666, prior to the initiation of the call. The live webcast of the conference call may be accessed by visiting: About Us > Investor Relations > Presentations at the Lantronix web site at http://www.lantronix.com.

A telephonic replay of the conference call will be available through March 4, 2009 by dialing 888-286-8010 (international dial-in 617-801-6888) and entering passcode 9357-3343. The webcast will be archived on the Company's web site for twelve months.

About Lantronix

Lantronix, Inc. (NASDAQ: LTRX) is a global leader of secure communication technologies that simplify remote access, management and control of any electronic device. Its solutions empower businesses to make better decisions based on real-time information, and gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix products remotely connect and control electronic equipment via the Internet; provide secure remote access to firewall-protected equipment; and enable remote management of IT equipment over the Internet. Founded in 1989, Lantronix serves some of the largest security, industrial and building automation, medical, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center and pro-AV/signage entities in the world. The company's headquarters are located in Irvine, Calif. For more information, visit www.lantronix.com

This news release contains forward-looking statements, including statements concerning our future business plans and focus and our estimated non-GAAP profitability breakeven mid-point. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results vary, include, but are not limited to: final accounting adjustments and results; quarterly fluctuations in operating results; our ability to identify and profitably develop new products that will be attractive to its target markets, including products in our device networking business and the timing and success of new product introductions; changing market conditions and competitive landscape; government and industry standards; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and our Annual Report on Form 10-K for the year ended June 30, 2008. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Lantronix, Inc.
Reagan Y. Sakai, Chief Financial Officer
(949) 453-3990

– Tables to Follow –

LANTRONIX, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	June 30,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$9,151	$7,434
Accounts receivable, net	2,146	4,166
Inventories, net	8,127	8,038
Contract manufacturers' receivable	1,132	676
Prepaid expenses and other current assets	608	566
Total current assets	21,164	20,880

Property and equipment, net	2,301	2,271
Goodwill	9,488	9,488
Purchased intangible assets, net	324	382
Other assets	132	144
Total assets	$33,409	$33,165

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,458	$7,684
Accrued payroll and related expenses	1,266	2,203
Warranty reserve	266	342
Restructuring reserve	74	744
Short-term debt	667	-
Other current liabilities	4,574	4,221
Total current liabilities	13,305	15,194
Non-current liabilities:
Long-term liabilities	225	210
Long-term capital lease obligations	428	515
Long-term debt	1,111	-
Total non-current liabilities	1,764	725
Total liabilities	15,069	15,919

Commitments and contingencies

Stockholders' equity:
Common stock	6	6
Additional paid-in capital	188,778	187,626
Accumulated deficit	(170,871)	(170,907)
Accumulated other comprehensive income	427	521
Total stockholders' equity	18,340	17,246
Total liabilities and stockholders' equity	$33,409	$33,165

LANTRONIX, INC.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net revenue (1)	$12,885	$15,277	$27,097	$28,331
Cost of revenue	5,942	7,414	12,630	14,027
Gross profit	6,943	7,863	14,467	14,304
Operating expenses:
Selling, general and administrative	5,315	5,331	10,523	11,610
Research and development	1,549	1,758	3,052	3,526
Restructuring charge	128	-	721	-
Amortization of purchased intangible assets	18	18	36	36
Total operating expenses	7,010	7,107	14,332	15,172
Income (loss) from operations	(67)	756	135	(868)
Interest expense, net	(57)	(61)	(83)	(80)
Other income (expense), net	(16)	120	6	131
Income (loss) before income taxes	(140)	815	58	(817)
Provision (benefit) for income taxes	8	(168)	22	(147)
Net income (loss)	$(148)	$983	$36	$(670)
Net income (loss) per share (basic)	$(0.00)	$0.02	$0.00	$(0.01)
Net income (loss) per share (diluted)	$(0.00)	$0.02	$0.00	$(0.01)
Weighted-average shares (basic)	60,502	60,088	60,438	60,015
Weighted-average shares (diluted)	60,502	60,542	60,641	60,015
(1) Includes net revenue from related party	$306	$211	$560	$502

LANTRONIX, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share data)
	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2008	2007	2008	2007

GAAP net income (loss)	$(148)	$983	$36	$(670)
Non-GAAP adjustments:
Cost of revenues:
Share-based compensation	35	26	47	53
Depreciation and amortization	41	40	83	80
Total adjustments to cost of revenues	76	66	130	133
Selling, general and adminstrative:
Share-based compensation	486	132	715	402
Depreciation and amortization	140	93	270	176
Total adjustments to selling, general and administrative	626	225	985	578
Research and development:
Share-based compensation	221	74	303	186
Depreciation and amortization	18	13	36	25
Total adjustments to research and development	239	87	339	211
Restructuring charge	128	-	721	-
Amortization of purchased intangible assets	18	18	36	36
Total non-GAAP adjustments to operating expense	1,011	330	2,081	825
Interest expense, net	57	61	83	80
Other income (expense), net	16	(120)	(6)	(131)
Provision (benefit) for income taxes	8	(168)	22	(147)
Total non-GAAP adjustments	1,168	169	2,310	760
Non-GAAP net income	$1,020	$1,152	$2,346	$90

Non-GAAP net income per share (diluted)	$0.02	$0.02	$0.04	$0.00

Denominator for GAAP net income per share (diluted)	60,502	60,542	60,641	60,015
Non-GAAP adjustment	2,686	13	1,301	609
Denominator for non-GAAP net income per share (diluted)	63,188	60,555	61,942	60,624

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